UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2023

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19920 W. 161st Street, Olathe, Kansas	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of the Company appointed Christopher J. Reedy, 56, as Executive Vice President, Chief Operating Officer and Secretary of the Company on January 20, 2023. The Company issued a press release announcing his promotion on January 26, 2023, which is attached hereto as Exhibit 99.1.

Mr. Reedy has been employed by the Company for 22 years and most recently served as the Company’s Vice President and Secretary since 2005. Mr. Reedy’s employment is subject to an employment contract with the Company that runs through December 31, 2024, a copy of which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed February 4, 2020. Mr. Reedy’s compensation is disclosed in the Company’s definitive proxy statement filed with the SEC on August 15, 2022, and no change in his compensation has occurred as a result of his promotion.

Other than the employment contract referenced above, there are no other arrangements or understandings between Mr. Reedy and any other person pursuant to which he was appointed as Chief Operating Officer. There are no family relationships between Mr. Reedy and any director or executive officer of the Company and there are no relationships or related transactions between Mr. Reedy and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Effective January 20, 2023, Craig D. Stewart’s employment with the Company was terminated. Mr. Stewart remains on the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits

No.	Description
99.1	Press Release dated January 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION

Date: January 26, 2023	/s/ Tad M. McMahon
Tad M. McMahon
Chief Financial Officer